Exhibit 99.1

Oncorus Appoints Steve Harbin as Chief Operating Officer and Chief of Staff

— Former Moderna executive and industry veteran brings diverse operational expertise as Oncorus plans buildout of its manufacturing capabilities to support its viral immunotherapy pipeline —

CAMBRIDGE, Mass. – December 7, 2020 — Oncorus, Inc. (Nasdaq: ONCR), a clinical stage biopharmaceutical company developing next-generation viral immunotherapies to transform outcomes for cancer patients, today announced the appointment of Steve Harbin as Chief Operating Officer and Chief of Staff.

“I am thrilled to welcome Steve to the Oncorus team. He is uniquely qualified to help steer the strategic growth of our company at this pivotal timepoint,” said Theodore (Ted) Ashburn, M.D. Ph.D., President and CEO of Oncorus. “We continue to advance the Phase 1 study of our lead viral immunotherapy candidate, ONCR-177, and progress our earlier stage viral immunotherapy candidates toward candidate nomination, including our innovative synthetic virus candidates. We believe that our infrastructure, organization and internal processes are poised for significant expansion in the coming months. Having Steve architect this evolution is an obvious choice.”

Mr. Harbin commented, “I am excited to join the Oncorus team at this exciting time in the company’s journey. It takes good science, good people and good business to develop and grow a leading biotech, and I have found them all here at Oncorus. The promise of Oncorus’ two novel viral immunotherapy platforms is now transitioning to a key operational scale-up phase as the company’s pipeline advances. I believe I can make a significant impact and execute the ambitious growth strategy Ted and the Oncorus Board have articulated, including the buildout of the company’s manufacturing capabilities.”

Mr. Harbin brings more than 30 years of diverse operational experience in biotech, pharmaceuticals and in-vitro diagnostics. He has served in a variety of senior business and operational leadership roles, including 15 years at the executive committee level, for both publicly and privately held companies based in Europe and the U.S. Most recently, Mr. Harbin served as a consultant to several early stage biotech companies in the Cambridge community, providing strategic counsel related to operational scale-up challenges.

Prior to that, Mr. Harbin served in several executive committee roles at Moderna, Inc. for six years as a Senior Vice President, joining the company when it was still at an early phase. Throughout his tenure at Moderna, Mr. Harbin was a key driver of the company’s successful growth strategy, overseeing clinical and non-clinical manufacturing operations, supply chain, facilities and human resources. Mr. Harbin retired from Moderna in 2019, shortly after the company’s initial public offering.

Before joining Moderna, Mr. Harbin was based in France and held the position of Senior Vice President, Global Operations at bioMérieux SA, where he managed over 3,500 employees responsible for multiple highly-regulated global functions, including regulatory, information technology, internal control and quality, and all 15 of the company’s global manufacturing sites. In addition to his operational duties, Mr. Harbin also held two board-level positions in joint ventures in Japan and China.

Earlier in his career, Mr. Harbin held multiple leadership roles within Eli Lilly and Company globally, where his responsibilities spanned a variety of business and operations functions, including finance, manufacturing, sales, human resources and people development.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally and intravenously administered viral immunotherapies for multiple indications with significant unmet needs based on our oncolytic Herpes Simplex Virus (oHSV) Platform and Synthetic Virus Platform. Designed to deliver next-generation viral immunotherapy impact, our oHSV Platform improves upon key characteristics of this therapeutic class to enhance potency without sacrificing safety, including greater capacity to encode transgenes to drive systemic immunostimulatory activity, retention of full replication competency to enable high tumor-killing potency, and orthogonal safety strategies to restrict viral activity in tumor cells. Our lead oHSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent, as well as low systemic exposure to the therapy, which we believe could potentially limit systemic toxicities. Please visit us at www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: expectations with respect to Oncorus’ ability to advance its clinical and pre-clinical pipelines, including statements regarding the clinical development of ONCR-177, expectations regarding upcoming milestones for its other potential product candidates, as well as the therapeutic potential and clinical benefits of Oncorus’ product candidates; Oncorus’ expectations with respect to its continued growth, including its ability to expand its infrastructure and organization and its ability to scale-up its platforms and buildout its manufacturing capabilities; the ability of the leadership team to execute Oncorus’ strategy and support its future growth; and statements regarding the accomplishments, experience and capabilities of individual members of Oncorus’ leadership team and the ability of such qualities to drive Oncorus’ success. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the development of its manufacturing capabilities and progression of its product candidates into the operational scale-up phase; the risk that the results of a clinical trial may not be predictive of future results in connection with future clinical trials; Oncorus’s ability to successfully demonstrate the safety and efficacy of ONCR-177 and obtain regulatory approval; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the Securities and Exchange Commission on November 12, 2020, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’s website at http://investors.oncorus.com.

Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006
alada@soleburytrout.com